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                                   EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statements of Mercantile Bank Corporation on Form S-8 (Registration Nos. 333-52620, 333-91434, 333-99853 333-103242, 333-117763 and 333-119767) and Form
S-3 (Registration Nos. 333-59154, 333-103376, 333-108929, and 333-107814) of our
reports dated February 23, 2006 with respect to the 2005 consolidated financial statements of Mercantile Bank Corporation, and management's assessment of the effectiveness of internal control over financial reporting, which reports are included in the 2005 Annual Report on Form 10-K of Mercantile Bank Corporation for the year ended December 31, 2005.




                                               /s/ Crowe Chizek and Company LLC
                                               Crowe Chizek and Company LLC

Grand Rapids, Michigan
March 13, 2006